UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 25, 2012

VOXX INTERNATIONAL CORPORATION
(formerly known as Audiovox Corporation)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
180 Marcus Blvd., Hauppauge, New York (Address of principal executive offices)	11788 (Zip Code)

Registrant's telephone number, including area code (631) 231-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of file following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(e))

Item 8.01        Other Events.

On May 29, 2012, VOXX International Corporation (the “Company”) received notice that the jury verdict in regard to the Company's lawsuit with MPEG-LA, which was previously reached in December 2011, was overturned by the presiding Judge in the Supreme Court of New York, Commercial Division, Part 46, Suffolk County. The Company intends to appeal the Judge's decision to overturn the verdict, and will continue to pursue all legal means to defend its position.

The jury initially ruled that the Company owed MPEG-LA $2,370,720.50, which amount was adjusted by the parties' agreement to $2,596,058 to reflect royalties due through September 2009. On December 16, 2011, the Company paid MPEG-LA such amount per the jury's ruling. The Judge, in overturning the jury verdict, did agree with the jury's finding that the Company owed MPEG-LA $13,951,532.50 in royalties due under the MPEG-2 license agreement, but disagreed with the jury's finding that the Company's suppliers had paid MPEG-LA $11,571,812 on the Company's behalf. This is the sole remaining issue between the parties open to further determination.

The Judge's ruling gives the parties the option to (a) reach an agreement on the amount of any royalties still owed; (b) allow the Judge to determine the amount of royalties; or (c) proceed to another trial and have a new jury determine the payments made and balance owed.

The Company is evaluating its legal recourse and had expected, based on the jury's findings, that the matter had been concluded. The Company intends to enter into further negotiation settlements with MPEG-LA and/or pursue all available legal remedies. Irrespective of which direction the Company takes, it will continue to vigorously pursue its suppliers for reimbursement of any royalty payments found to be due to MPEG-LA. Additionally, the Company is continuing its pending appeal of the Court's prior decision denying its motion for summary judgment on the grounds of patent exhaustion.

Until such matters are resolved, the ultimate royalty amount due to MPEG-LA cannot be determined.

The information furnished under Item 8.01, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX International Corporation (Registrant)

Date: June 1, 2012
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer